UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2013

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 5, 2013, in accordance with the terms of the previously announced Stock Purchase Agreement (the “Purchase Agreement”), dated October 25, 2013, among CONSOL Energy Inc., a Delaware corporation (“CONSOL”), Consolidation Coal Company, a Delaware corporation and a wholly-owned subsidiary of CONSOL (“CCC”), Ohio Valley Resources, Inc., an Ohio corporation (the “Purchaser”) and a wholly-owned subsidiary of Murray Energy Corporation, an Ohio corporation (“Murray Energy”), and, as to certain provisions of the Purchase Agreement, Murray Energy, CONSOL sold all of the issued and outstanding common stock of CCC to Purchaser (the “Transaction”).

By virtue of the Transaction, the Purchaser acquired the following operations and coal reserves, all of which were assets of CCC or assets of direct or indirect subsidiaries of CCC: McElroy Mine, Shoemaker Mine, Robinson Run Mine, Loveridge Mine, Blacksville No. 2 Mine (collectively, the foregoing mines are the “Active Mines”), all of which mines are located in West Virginia, the Tetrick Reserve Lease, which is located in West Virginia, CONSOL’s river operations (consisting of approximately 21 towboats, 6 harbor boats and 600 barges), CONSOL’s Alicia Dock, located on the Monongahela River in Fayette Co., Pennsylvania, the Keystone Preparation Plant, located in Indiana, Pennsylvania, and certain other related assets and other assets and properties (including Mine 84 and Rend Lake, which are closed mines) (collectively, the “Transferred Business”). The Transferred Business includes approximately 1.1 billion tons of Pittsburgh No. 8 seam coal reserves.

In consideration for the purchase of the stock of CCC, the Purchaser paid CONSOL $850 million in cash at the closing. The purchase price is subject to a post-closing adjustment for changes in certain working capital items of the Transferred Business between August 31, 2013 and December 5, 2013, the closing date. In addition, CONSOL is entitled to receive from the Purchaser (i) future payments on the Tetrick Reserve Lease in the form of a 5% overriding royalty, with a minimum advance recoupable royalty of $7.5 million per year for four years (2013-2016) and a minimum advance recoupable royalty of $2.0 million per year thereafter, (ii) additional future payments on the Tetrick Reserve Lease in the form of a 3% overriding royalty from the closing date through December 31, 2020, with minimum payments of $5.671 million in 2018, $6.238 million in 2019, and $6.862 million in 2020, and (iii) terminal service fees at a current rate of $4 per ton (periodically adjusted based on total Terminal through-put) under a through-put agreement for the shipment of up to 2.0 million tons of coal per year through CONSOL’s Baltimore Terminal through 2018. By virtue of the Transaction, the Purchaser effectively acquired at the closing of the Transaction all of the liabilities and obligations of CCC and the subsidiaries of CCC (the “Subsidiaries”) except for certain Excluded Liabilities (defined below), including substantially all postretirement medical, life, dental, vision, and accidental death and dismemberment (including Coal Act liabilities) (collectively, sometimes referred to as other post-employment benefits, or “OPEB” liabilities), worker’s compensation liabilities (“WC”), coal workers’ pneumoconiosis (“CWP”) liabilities, long term disability (“LTD”) liabilities, environmental and reclamation liabilities, and the obligations of the signatory parties under the National Bituminous Coal Wage Agreement of 2011 (the “Wage Agreement”), including their obligations with respect to the 1974 United Mine Workers of America Pension Trust. The signatory parties to the Wage Agreement which Purchaser acquired are: CCC, Eighty-Four Mining Company, McElroy Coal Company, Central Ohio Coal Company, Southern Ohio Coal Company, and Keystone Coal Mining Corp. The other Subsidiaries which Purchaser acquired are: Mon River Towing Inc., Twin River Towing Company, CCC RCP LLC and CCC Land Resources LLC. The Purchaser has agreed to cause CCC and the Subsidiaries to pay and discharge all of their respective liabilities and obligations. The Excluded Liabilities are: (i) liabilities related to the Reorganization (described below), (ii) liabilities related to employees that are not being retained by CCC and the Subsidiaries, (iii) liabilities to the UMWA Combined Fund and UMWA 1992 Benefit Plan (iv) liabilities related to the Excluded Business (defined below), (v) certain employee-related liabilities of signatory parties to the Wage Agreement which are not Subsidiaries that the Purchaser is acquiring in the Transaction and certain employee-related liabilities of the Subsidiaries, and (vi) certain water treatment obligations and liabilities related to mine pools that are not related to the Transferred Business.

The Purchaser acquired all OPEB, LTD, WC and CWP obligations and liabilities related to the Active Mines, as well as (i) OPEB obligations and liabilities related to the following closed or idled operations: Mine 84 (closed), Rend Lake (closed), Emery Mine (in Utah, which is currently idle and is not included in the Transferred Business), and mines acquired from American Electric Power (closed), (ii) OPEB obligations and liabilities related to employees of CCC who are not assigned to a specific operation and other employees who are not assigned to a specific operation in Illinois, northern West Virginia and Ohio, (iii) OPEB, WC and CWP obligations and liabilities related to active employees at the Keystone Preparation Plant, and (iv) WC obligations and liabilities related to employees of CCC who are not assigned to a specific operation and other employees who are not assigned to a specific operation in northern West Virginia.

Prior to the closing of the Transaction, CONSOL effected an internal reorganization (the “Reorganization”), pursuant to which CONSOL and certain of its direct and indirect subsidiaries, were divested out of CCC and the Subsidiaries along with certain assets and businesses that did not constitute part of the Transferred Business (collectively, the “Excluded Business”). The Excluded Business includes the Buchanan No. 1 Mine and the Amonate Mining complex located in Virginia, and substantially all coal reserves other than (i) coal reserves that are expressly assigned to the Active Mines in the Transaction and (ii) the Tetrick Reserve Lease. The Reorganization also included the transfer of certain assets and liabilities of CONSOL and its affiliates relating to the Transferred Business to CCC and its Subsidiaries.

At the closing, in accordance with the Purchase Agreement various CONSOL companies and Murray companies entered into a number of agreements including a transition services agreement, a cooperation and safety agreement, a Tetrick Reserve Lease overriding royalty agreement, a Tetrick Reserve Lease second overriding royalty agreement, an AMD services agreement, a master salaried employee and employee benefit agreement, a closing agreement clarifying some aspects relating to the implementation of the Purchase Agreement and addressing transition issues that arose between signing and closing of the Purchase Agreement, leases or subleases for certain mining equipment related to the Active Mines that was owned or leased by CONSOL companies, an Eighty-Four Mining Company lease agreement and a surface use agreement. A CONSOL company also entered into a CNX marine shipping agreement related to shipping Murray companies coal through CONSOL’s Baltimore coal terminal facility.

In addition, with respect to employee matters, the Purchase Agreement provides, among other things, that as to the signatory parties to the Wage Agreement that are part of the Transaction, (i) upon closing of the Transaction CCC and the other signatory parties to the Wage Agreement will continue to be signatory parties to the Wage Agreement and that they have satisfied their successorship obligations under Article I of the Wage Agreement, (ii) after the closing of the Transaction, CCC and the other signatory parties will continue to contribute to the 1974 Pension Plan in accordance with the Wage Agreement, (iii) the Purchaser shall pay any withdrawal liability resulting from any complete or partial withdrawal of CCC and the Subsidiaries from the 1974 Pension Plan after the closing date, and (iv) after the closing of the Transaction, CCC and the other signatory parties will pay off, satisfy and discharge all employee and retiree-related obligations, including retiree medical obligations as they become due and payable under the appropriate UMWA retiree medical plans.

In connection with the closing of the sale of the stock of CCC pursuant to the Purchase Agreement, CONSOL entered into Amendment No. 1, dated as of December 5, 2013 (the “Amendment”), to the Amended and Restated Credit Agreement, dated as of April 12, 2011 (the “Credit Agreement”), by and among CONSOL, the lenders and agents party thereto and PNC Bank, National Association, as administrative agent. In addition to amendments which permit the sale Transaction by releasing CCC and the Subsidiaries from the Credit Agreement and related documents and releasing the liens on their assets created thereunder, the Amendment among other matters (i) changed the aggregate revolving credit commitments in the Credit Agreement to be up to $1.0 billion, (ii) added a new level VI to the Pricing Grid providing that if the leverage ratio is greater than or equal to 4.50 to 1.0, the applicable margins are: Revolving Credit Libor Rate Spread – 3.00%, Revolving Credit Base Rate Spread – 2.00%, Letter of Credit Fee – 3.00% and Commitment Fee – 0.50%; (iii) deleted the maximum leverage ratio covenant, (iv) changed the minimum interest coverage ratio covenant to be 1.50 to 1.0 to March 30, 2015 and 2.00 to 1.0 on March 31, 2015 and thereafter, (v) added a requirement of further reductions in the aggregate revolving credit commitments under the Credit Agreement if subsequent investments and dispositions of certain types exceed in the aggregate $100,000,000, and (vi) provided that the Credit Agreement test for allowing dividends above $0.40 per share will be calculated on a pro forma basis going forward. The Amendment also amended the Amended & Restated Continuing Agreement Of Guaranty & Suretyship and the CNX Gas Continuing Agreement of Guaranty and Suretyship.

The descriptions set forth above regarding the Purchase Agreement and the Amendment are not complete and are subject to and qualified in their entirety by reference to the complete text of the Purchase Agreement and the Amendment, copies of which are filed herewith as Exhibit 2.1 and Exhibit 10.1, respectively, and the terms of all of which are incorporated by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Amendment are made solely for purposes of those agreements and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement and the Amendment, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL or any of its subsidiaries or affiliates or the assets sold. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement and the Amendment, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Pro forma financial information is attached as Exhibit 99.1 hereto.

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 2.1	Stock Purchase Agreement (the “Purchase Agreement”), dated October 25, 2013, among CONSOL Energy Inc., a Delaware corporation (“CONSOL”), Consolidation Coal Company, a Delaware corporation and a wholly-owned subsidiary of CONSOL (“CCC”), Ohio Valley Resources, Inc., an Ohio corporation (the “Purchaser”) and a wholly-owned subsidiary of Murray Energy Corporation, an Ohio corporation (“Murray Energy”), and, as to certain provisions of the Purchase Agreement, Murray Energy. Schedules and Exhibits to the Purchase Agreement other than Exhibit A-1 (Mining Transferred Business) and A-2 (Related Transferred Business) identified in the Table of Contents to the Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit 10.1	Amendment No. 1, dated as of December 5, 2013 (the “Amendment”), to the Amended and Restated Credit Agreement, dated as of April 12, 2011.

Exhibit 99.1	Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By: /s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: December 11, 2013

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 2.1	Stock Purchase Agreement (the “Purchase Agreement”), dated October 25, 2013, among CONSOL Energy Inc., a Delaware corporation (“CONSOL”), Consolidation Coal Company, a Delaware corporation and a wholly-owned subsidiary of CONSOL (“CCC”), Ohio Valley Resources, Inc., an Ohio corporation (the “Purchaser”) and a wholly-owned subsidiary of Murray Energy Corporation, an Ohio corporation (“Murray Energy”), and, as to certain provisions of the Purchase Agreement, Murray Energy. Schedules and Exhibits to the Purchase Agreement other than Exhibit A-1 (Mining Transferred Business) and A-2 (Related Transferred Business) identified in the Table of Contents to the Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit 10.1	Amendment No. 1, dated as of December 5, 2013 (the “Amendment”), to the Amended and Restated Credit Agreement, dated as of April 12, 2011.

Exhibit 99.1	Pro Forma Financial Information.